                                                                  Exhibit 10.22

                            Third Amendment to Lease

This Third Amendment to Lease Agreement (hereinafter the "Third Amendment") is made and entered into this 26th day of October, 1993, by and between 3401 ASSOCIATES, L.P., a Tennessee limited partnership, (successor-in-interest to the Equitable Life Assurance Society of the United States) as "Landlord", and VENDELL HEALTHCARE, INC. (Successor-in-interest to Rivendell of America, Inc.), as "Tenant".

WHEREAS, Landlord and Tenant entered into a certain Lease dated September 26, 1989, and as subsequently amended on February 21, 1990, by the "First Amendment to Lease" and on March 1, 1993, by that "Second Amendment to Lease" (all thereinafter referred to as the "Lease"), providing for the demise by Landlord to Tenant of office space in a certain office building now commonly known and designated as 3401 West End Avenue, Nashville, Tennessee (the "Building"), all as more specifically set forth in the Lease; and

WHEREAS, Landlord and Tenant desire to expand the premises by 3,329 rentable square feet (the "Expansion Space") located on the fifth floor of the East Wing of the Building.

NOW, THEREFORE, in consideration of mutual covenants and undertakings hereinafter set forth by and between the parties hereto, the Lease is hereby Amended as follows:

1. Amendment of Article I. "Lessee" Section. Line 5 of the Section captioned "Lessee" in Article I of the Lease shall be amended to provide the following:

          "approximately 19,130 rentable square feet"

2.   Amendment of Article I. "Term" Section. The Section captioned "Term" of
     Article I of the Lease shall be deleted and the following substituted:

          "The term of this lease shall commence on January 1, 1994, and shall end on December 31, 1999 unless sooner terminated as provided herein, to be occupied and used by the Tenant for general offices and for no other purposes whatsoever. No easement for light or air is included in the Premises."

3. Amendment of Article II. "Base Rental" Section. The Section captioned "Base Rental (a)" of Article II of the Lease shall be deleted and the following substituted:

          "The Tenant shall pay to the Landlord as Base Rent, in legal tender, at the Landlords office c/o Eakin & Smith, Inc., 2100 West End Avenue, Suite 950, Nashville, Tennessee 37203, or as directed from time to time by Landlord's notice, the annual sum of $306,080.00 payable in equal monthly payments of $25,506.67 each, in advance promptly on the first day of every calendar month of the term, except prorata, in advance, for any partial month, without demand, the same being hereby waived and without any set-off or deduction whatsoever. Interest at the per annum rate of 6% will be charged retroactive to the first day of the month for rents not paid by the tenth (10th) of the calendar month."

4. Amendment of Article II. "Net Rentable Area" Section. The Section captioned "Net Rentable Area" of Article II of the Lease shall be deleted and the following substituted:

          "The Net Rentable Area of the Building shall, for all purposes, be deemed to be 250,000 square feet, and the Net Rentable Area of the Premises shall be deemed to be 19,130 square feet."

5. Amendment of the "Rider to Lease". The "Rider to Lease" and all terms contained therein attached to the Lease are deleted in their entirety and are of no further force and effect.

6.   Option to Renew. Tenant shall have the option to renew this Lease for one
     (1) successive five (5) year term under the same terms and conditions of the Lease, except that Base rent for the renewal term shall be calculated at the then current market rate for the Premises, provided however, that:
     1) the Tenant shall have notified the Landlord in writing of its election to renew the term at least six (6) months prior to the commencement of such term, and 2) at the time of such election and at the time of commencement of such term, the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this Lease and this Lease has not been terminated.

7. Amendment of Article II. "Operating Expense" Section Paragraph (g). Line 2 of paragraph (g) of the section captioned "Operating Expense" in Article II of the Lease shall be amended to provide the following:

     "for at least forty-six (46) cars in the Parking Garage located adjacent to the Building."

8. Amendment of Article V. "Brokerage" Section. The Section captioned "Brokerage" of Article V of the Lease shall be amended by deleting the reference in the second line to "other than John W. Galbreath Co. and FVAA, Inc.", and substituting therefor, "other than Eakin & Smith, Inc. and Fulton Armstrong Associates."

9. Tenant Improvements. Landlord shall prepare the Premises for Tenant and shall be responsible for all costs associated with the refit and refurbishment of the Premises pursuant to construction drawings to be agreed upon by Landlord and Tenant and attached hereto as Exhibit "A". Landlord shall further pay Tenant the sum of $8,700.00 at commencement of the Term of this Third Amendment to compensate Tenant for its out-of-pocket costs in preparing the expansion space taken in the Second Amendment.

8. Definitions. Definitions and terms used in this Third Amendment shall have the same definitions set forth in the Lease.

9. Incorporation. This Third Amendment shall be incorporated into and made a part of the Lease and all provisions of this Lease not expressly modified or amended shall remain in full force and effect.

In witness whereof, the parties hereto have executed this Third Amendment to Lease Agreement by proper person thereunto authorize to do so on the day and year first written above.

LANDLORD:                                    TENANT:

3401 ASSOCIATES, L.P., acting by             VENDELL HEALTHCARE, INC.
and through its Property Manager,
EAKIN & SMITH, INC.


By: _______________________________          By: ______________________________

Its: ______________________________          Its: _____________________________